Exhibit 99.1

SYNNEX Corporation Reports First Quarter Fiscal 2021 Results

Fremont, Calif., March 22, 2021 - SYNNEX Corporation (NYSE: SNX), a leading provider of distribution, systems design, and integration services for the technology industry, today announced financial results for the fiscal first quarter ended February 28, 2021.

	Q1 FY21	Q1 FY20	Net change
Revenue ($M)	$4,939	$4,081	21.0%
Operating income ($M)	$141.7	$100.4	41.1%
Non-GAAP operating income ($M)(1)	$156.0	$115.5	35.0%
Operating margin	2.87%	2.46%	41 bps
Non-GAAP operating margin(1)	3.16%	2.83%	33 bps
Income from continuing operations	$87.8	$68.5	28.2%
Non-GAAP Income from continuing operations(1)	$98.6	$73.6	33.9%
Diluted earnings per common share (“EPS”) from continuing operations	$1.69	$1.32	28.0%
Non-GAAP Diluted EPS from continuing operations(1)	$1.89	$1.42	33.1%

“Our strong momentum continued in Q1, driven by solid demand for technology products and services, as our customers continued to support users everywhere to connect, collaborate and increase productivity,” said Dennis Polk, President and CEO of SYNNEX. “We are encouraged by the IT spending environment so far in 2021, led by the ongoing acceleration of digital transformation across industries and continued investment in remote enablement.”

Fiscal 2021 First Quarter Highlights

•

Revenue was $4.9 billion, up 21.0% from the prior fiscal first quarter. Operating income was $142 million, compared to $100 million, in the prior fiscal first quarter. Non-GAAP operating income was $156 million, in fiscal year first quarter 2021, compared to $116 million, in the prior fiscal first quarter.

•	The trailing fiscal first quarter Return on Invested Capital (“ROIC”) was 14.9% compared to 12.0% in the prior fiscal year first quarter. The adjusted trailing fiscal four quarters ROIC was 15.9%.

•	Cash generated from operations was approximately $25 million for the quarter.

•	Post Separation, prior period financial results of Concentrix are presented as discontinued operations.

Second Quarter Fiscal 2021 Outlook

The following statements are based on SYNNEX’ current expectations for the fiscal 2021 second quarter. Non-GAAP financial measures exclude the impact of the amortization of intangible assets, share-based compensation, and the related tax effects thereon. These statements are forward-looking and actual results may differ materially.

•	Revenue is expected to be in the range of $4.70 billion to $5.00 billion.

•	Net income is expected to be in the range of $82.9 million to $92.9 million and on a non-GAAP basis, net income is expected to be in the range of $94.9 million to $105.0 million.

•

Diluted earnings per share is expected to be in the range of $1.58 to $1.77 and on a non-GAAP basis, diluted earnings per share is expected to be in the range of $1.80 to $2.00, based on estimated outstanding diluted weighted average shares of 51.8 million.

•	After-tax amortization of intangibles is expected to be $7.3 million, or $0.14 per share.

•	After-tax share-based compensation expense is expected to be $4.8 million, or $0.09 per share.

Dividend

SYNNEX announced today that its Board of Directors declared a quarterly cash dividend of $0.20 per common share. The dividend is payable on April 30, 2021 to stockholders of record as of the close of business on April 16, 2021.

Conference Call and Webcast

SYNNEX will host a conference call to discuss the fiscal 2021 first quarter results today at 5:30 AM (PT)/8:30 AM (ET).

A live audio webcast of the earnings call will be accessible at ir.synnex.com, and a replay of the webcast will be available following the call.

About SYNNEX

SYNNEX Corporation (NYSE: SNX) is a Fortune 200 corporation and a leading provider of a comprehensive range of distribution, systems design and integration services for the technology industry to a wide range of enterprises. Founded in 1980, SYNNEX Corporation operates in numerous countries throughout North and South America, Asia-Pacific and Europe. Additional information about SYNNEX may be found online at synnex.com.

(1)Use of Non-GAAP Financial Information

In addition to the financial results presented in accordance with GAAP, SYNNEX also uses adjusted selling, general and administrative expenses, non-GAAP operating income, non-GAAP operating margin, non-GAAP income from continuing operations income, non-GAAP net income, and non-GAAP diluted earnings per share, which are non-GAAP financial measures that exclude transaction-related and integration expenses, the amortization of intangible assets, share-based compensation expense and the related tax effects thereon. The Company also uses adjusted earnings before interest, taxes, depreciation, and amortization (“Adjusted EBITDA”) which excludes other income (expense), net, transaction-related and integration expenses, and income from discontinued operations. In prior periods, SYNNEX has excluded other items relevant to those periods for purposes of its non-GAAP financial measures.

Transaction-related expenses typically consist of acquisition, integration, and divestiture related costs and are expensed as incurred. These expenses primarily represent costs for legal, banking, consulting and advisory services, and debt extinguishment fees. From time to time, this category may also include transaction-related gains/losses on divestitures/spin-off of businesses.

SYNNEX’ acquisition activities have resulted in the recognition of intangible assets which consist primarily of customer relationships and vendor lists. Definite-lived intangible assets are amortized over their estimated useful lives and are tested for impairment when events indicate that the carrying value may not be recoverable. The amortization of intangible assets is reflected in the Company’s statements of operations. Although intangible assets contribute to the Company’s revenue generation, the amortization of intangible assets does not directly relate to the sale of the Company’s products and the services performed for the Company’s clients. Additionally, intangible asset amortization expense typically fluctuates based on the size and timing of the Company’s acquisition activity. Accordingly, the Company believes excluding the amortization of intangible assets, along with the other non-GAAP adjustments which neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance, enhances the Company’s and investors’ ability to compare the Company’s past financial performance with its current performance and to analyze underlying business performance and trends. Intangible asset amortization excluded from the related non-GAAP financial measure represents the entire amount recorded within the Company’s GAAP financial statements, and the revenue generated by the associated intangible assets has not been excluded from the related non-GAAP financial measure. Intangible asset amortization is excluded from the related non-GAAP financial measure because the amortization, unlike the related revenue, is not affected by operations of any particular period unless an intangible asset becomes impaired or the estimated useful life of an intangible asset is revised.

Share-based compensation expense is a non-cash expense arising from the grant of equity awards to employees based on the estimated fair value of those awards. Although share-based compensation is an important aspect of the compensation of our employees, the fair value of the share-based awards may bear little resemblance to the actual value realized upon the vesting or future exercise of the related share-based awards and the expense can vary significantly between periods as a result of the timing of grants of new stock-based awards, including grants in connection with acquisitions. Given the variety and timing of awards and the subjective assumptions that companies can use when calculating share-based compensation expense, SYNNEX believes this additional information allows investors to make additional comparisons between our operating results from period to period.

Additionally, SYNNEX refers to revenue at constant currency or adjusting for the translation effect of foreign currencies so that certain financial results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of SYNNEX’ business performance. Financial results adjusted for currency are calculated by translating current period activity in the transaction currency using the comparable prior year periods’ currency conversion rate. Generally, when the dollar either strengthens or weakens against other currencies, revenue at constant currency rates or adjusting for currency will be higher or lower than revenue reported at actual exchange rates.

Trailing fiscal four quarters ROIC is defined as the last four quarters’ tax effected operating income divided by the average of the last five quarterly balances of borrowings (excluding book overdraft) and equity, net of surplus cash. Adjusted ROIC is calculated by excluding the tax effected impact of non-GAAP adjustments from operating income and by excluding the cumulative tax effected impact of current and prior period non-GAAP adjustments on equity.

SYNNEX also uses free cash flow, which is cash flow from operating activities, reduced by purchases of property and equipment. SYNNEX uses free cash flow to conduct and evaluate its business because, although it is similar to cash flow from operations, SYNNEX believes it is an additional useful measure of cash flows since purchases of fixed assets are a necessary component of ongoing operations. Free cash flow reflects an additional way of viewing SYNNEX’ liquidity that, when viewed with its GAAP results, provides a more complete understanding of factors and trends affecting its cash flows. Free cash flow has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures. For example, free cash flow does not incorporate payments for business acquisitions. Therefore, SYNNEX believes it is important to view free cash flow as a complement to its entire consolidated statements of cash flows.

SYNNEX management uses non-GAAP financial measures internally to understand, manage and evaluate the business, to establish operational goals, and in some cases for measuring performance for compensation purposes. These non-GAAP measures are intended to provide investors with an understanding of SYNNEX’ operational results and trends that more readily enable investors to analyze SYNNEX’ base financial and operating performance and to facilitate period-to-period comparisons and analysis of operational trends, as well as for planning and forecasting in future periods. Management believes these non-GAAP financial measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision-making. As these non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures and should be read only in conjunction with SYNNEX’ consolidated financial statements prepared in accordance with GAAP. A reconciliation of SYNNEX’ GAAP to non-GAAP financial information is set forth in the supplemental tables at the end of this press release.

Safe Harbor Statement

Statements in this news release regarding SYNNEX Corporation that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may be identified by terms such as believe, foresee, expect, may, will, provide, could and should and the negative of these terms or other similar expressions. These forward-looking statements include, but are not limited to, statements regarding strategies and objectives of SYNNEX for future operations; our expectations and outlook for the fiscal 2021 second quarter as to revenue, net income, non-GAAP net income, diluted earnings per share, non-GAAP diluted earnings per share, outstanding diluted weighted average shares, tax rate, after-tax amortization of intangibles, and after-tax share-based compensation; and the anticipated benefits of the non-GAAP financial measures.

The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, but are not limited to: the unfavorable outcome of any legal proceedings that have been or may be instituted against us; the ability to retain key personnel; general economic conditions and any weakness in information technology and consumer electronics spending; the loss or consolidation of one or more of our significant original equipment manufacturer, or OEM, suppliers or customers; market acceptance and product life of the products we assemble and distribute; competitive conditions in our industry and their impact on our margins; pricing, margin and other terms with our OEM suppliers; our ability to gain market share; variations in supplier-sponsored programs; changes in our costs and operating expenses; changes in foreign currency exchange rates; changes in tax laws; risks associated with our international operations; uncertainties and variability in demand by our reseller and integration customers; supply shortages or delays; any termination or reduction in our floor plan financing arrangements; credit exposure to our reseller customers and negative trends in their businesses; any future incidents of theft; the declaration, timing and payment of dividends, and the Board’s reassessment thereof; and other risks and uncertainties detailed in our Form 10-K for the fiscal year ended November 30, 2020 and subsequent SEC filings. Statements included in this press release are based upon information known to SYNNEX Corporation as of the date of this release, and SYNNEX Corporation assumes no obligation to update information contained in this press release.

Copyright 2021 SYNNEX Corporation. All rights reserved. SYNNEX, the SYNNEX Logo, and all other SYNNEX company, product and services names and slogans are trademarks or registered trademarks of SYNNEX Corporation. SYNNEX and the SYNNEX Logo Reg. U.S. Pat. & Tm. Off. Other names and marks are the property of their respective owners.

Investor Contact:

Liz Morali

ir@synnex.com

510-668-8436

SYNNEX Corporation

Consolidated Balance Sheets

(currency and share amounts in thousands, except par value)

(Amounts may not add due to rounding)

(unaudited)

	February 28, 2021	November 30, 2020
ASSETS
Current assets:
Cash and cash equivalents	$1,443,748	$1,412,016
Accounts receivable, net	2,381,064	2,791,703
Receivables from vendors, net	261,982	286,327
Inventories	2,556,716	2,684,076
Other current assets	161,101	173,940
Current assets of discontinued operations	—	1,421,065

Total current assets	6,804,611	8,769,127
Property and equipment, net	155,869	157,645
Goodwill	423,989	423,885
Intangible assets, net	176,554	186,047
Deferred tax assets	36,303	39,636
Other assets, net	128,707	138,070
Noncurrent assets of discontinued operations	—	3,754,180

Total assets	$7,726,033	$13,468,590

LIABILITIES AND EQUITY
Current liabilities:
Borrowings, current	$135,804	$124,958
Accounts payable	3,116,095	3,751,240
Accrued compensation and benefits	75,021	103,075
Other accrued liabilities	579,316	618,616
Income taxes payable	62,073	46,363
Current liabilities of discontinued operations	—	985,840

Total current liabilities	3,968,308	5,630,092
Long-term borrowings	1,496,970	1,496,700
Other long-term liabilities	124,341	130,296
Deferred tax liabilities	7,116	5,836
Noncurrent liabilities of discontinued operations	—	1,866,807

Total liabilities	5,596,735	9,129,730

Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.001 par value, 100,000 shares authorized, 53,701 and 53,671 shares issued as of February 28, 2021 and November 30, 2020, respectively	54	54
Additional paid-in capital	1,596,598	1,591,536
Treasury stock, 2,547 and 2,538 shares as of February 28, 2021 and November 30, 2020, respectively	(192,010)	(191,216)
Accumulated other comprehensive income (loss)	(179,973)	(194,571)
Retained earnings	904,629	3,133,058

Total stockholders’ equity	2,129,298	4,338,860

Total liabilities and equity	$7,726,033	$13,468,590

SYNNEX Corporation

Consolidated Statements of Operations

(currency and share amounts in thousands, except per share amounts)

(Amounts may not add due to rounding)

(unaudited)

	Three Months Ended
	February 28, 2021	February 29, 2020
Revenue	$4,939,014	$4,081,024
Cost of revenue	(4,634,447)	(3,825,920)

Gross profit	304,567	255,105
Selling, general and administrative expenses	(162,820)	(154,660)

Operating income	141,748	100,445
Interest expense and finance charges, net	(22,838)	(18,792)
Other expense, net	(1,333)	(855)

Income from continuing operations before income taxes	117,576	80,798
Provision for income taxes	(29,754)	(12,284)

Income from continuing operations	87,822	68,514
Income from discontinued operations, net of taxes	—	54,070

Net income	$87,822	$122,584

Earnings per common share:
Basic
Continuing operations	$1.70	$1.33
Discontinued operations	—	1.05

Net income	$1.70	$2.38

Diluted
Continuing operations	$1.69	$1.32
Discontinued operations	—	1.04

Net income	$1.69	$2.36

Weighted-average common shares outstanding:
Basic	51,145	50,815

Diluted	51,563	51,232

SYNNEX Corporation

Reconciliation of GAAP to Non-GAAP financial measures

(currency in thousands)

(Amounts may not add due to rounding)

	Three Months Ended
	February 28, 2021	February 29, 2020
Revenue in constant currency
Revenue	$4,939,014	$4,081,024
Foreign currency translation	(15,256)

Revenue in constant currency	$4,923,758	$4,081,024

	Three Months Ended
	February 28, 2021	February 29, 2020
Selling, general and administrative expenses
GAAP selling, general and administrative expenses	$162,820	$154,660
Transaction-related and integration expenses	—	291
Amortization of intangibles	9,369	10,188
Share-based compensation	4,887	4,599

Adjusted selling, general and administrative expenses	$148,564	$139,582

	Three Months Ended
	February 28, 2021	February 29, 2020
Operating income and operating margin
Revenue	$4,939,014	$4,081,024
GAAP operating income	$141,748	$100,445
Transaction-related and integration expenses	—	291
Amortization of intangibles	9,369	10,188
Share-based compensation	4,887	4,599

Non-GAAP operating income	$156,004	$115,523
GAAP operating margin	2.87%	2.46%
Non-GAAP operating margin	3.16%	2.83%

	Three Months Ended
	February 28, 2021	February 29, 2020
Adjusted EBITDA
Net income	$87,822	$122,584
Interest expense and finance charges, net	22,838	18,792
Provision for income taxes	29,754	12,284
Depreciation	5,499	5,876
Amortization of intangibles	9,369	10,188

EBITDA	$155,282	$169,724
Other (income) expense, net	1,333	855
Transaction-related and integration expenses	—	291
Share-based compensation	4,887	4,599
Income from discontinued operations	—	(54,070)

Adjusted EBITDA	$161,502	$121,399

SYNNEX Corporation

Reconciliation of GAAP to Non-GAAP financial measures

(currency and share amounts in thousands, except per share amounts)

(Amounts may not add due to rounding)

(continued)

	Three Months Ended
	February 28, 2021	February 29, 2020
Income from continuing operations
Income from continuing operations	$87,822	$68,514
Transaction-related and integration expenses	—	291
Amortization of intangibles	9,369	10,188
Share-based compensation	4,887	4,599
Income taxes related to the above(1)	(3,525)	(10,009)

Non-GAAP income from continuing operations	$98,553	$73,583

Diluted earnings per common share (“EPS”)(2)
Income from continuing operations	$87,822	$68,514
Less: income from continuing operations allocated to participating securities	882	869

Income from continuing operations attributable to common stockholders	86,940	67,645
Transaction-related and integration expenses attributable to common stockholders	—	288
Amortization of intangibles attributable to common stockholders	9,273	10,073
Share-based compensation	4,837	4,547
Income taxes related to the above attributable to common stockholders(1)	(3,489)	(9,896)

Non-GAAP income from continuing operations attributable to common stockholders	$97,561	$72,657
Weighted-average number of common shares - diluted:	51,563	51,232

Diluted EPS from continuing operations(2)	$1.69	$1.32
Transaction-related and integration expenses	—	0.01
Amortization of intangibles	0.18	0.20
Share-based compensation	0.09	0.09
Income taxes related to the above(1)	(0.07)	(0.19)

Non-GAAP diluted EPS from continuing operations(2)	$1.89	$1.42

	Three Months Ended
	February 28, 2021	February 29, 2020
Free cash flow
Net cash provided by operating activities [Continuing operations]	$24,977	$2,555
Purchases of property and equipment [Continuing operations]	(4,253)	(8,012)

Free cash flow [Continuing operations]	$20,724	$(5,457)

SYNNEX Corporation

Reconciliation of GAAP to Non-GAAP financial measures

(currency in millions, except per share amounts)

(Amounts may not add due to rounding)

(continued)

	Forecast
	Three Months Ending May 31, 2021
	Low	High
Net income	$82.9	$92.9
Amortization of intangibles	9.7	9.7
Share-based compensation	6.4	6.4
Income taxes related to the above(1)	(4.0)	(4.0)

Non-GAAP net income	$94.9	$105.0

Diluted EPS(2)	$1.58	$1.77
Amortization of intangibles	0.18	0.18
Share-based compensation	0.12	0.12
Income taxes related to the above(1)	(0.08)	(0.08)

Non-GAAP diluted EPS	$1.80	$2.00

(1) The tax effect of taxable and deductible non-GAAP adjustments was calculated using the effective year-to-date tax rate during the respective periods.

(2) Diluted EPS is calculated using the two-class method. Unvested restricted stock awards granted to employees are considered participating securities. For purposes of calculating Diluted EPS, income from continuing operations allocated to participating securities was approximately 1.0% and 1.3% of income from continuing operations for the three months ended February 28, 2021 and February 29, 2020, respectively. Net income allocable to participating securities is estimated to be approximately 1.2% of the forecast Net income for the three months ending May 31, 2021.

SYNNEX Corporation

Calculation of Financial Metrics

(currency in thousands)

(Amounts may not add or compute due to rounding)

Return on Invested Capital (“ROIC”)

	February 28, 2021	February 29, 2020
ROIC
Operating income (trailing fiscal four quarters)	$562,645	$518,502
Income taxes on operating income(1)	(137,259)	(101,452)

Operating income after taxes	$425,386	$417,050
Total invested capital comprising equity and borrowings, less surplus cash (last five quarters average)(2)	$2,854,262	$3,477,429

ROIC	14.9%	12.0%

Adjusted ROIC
Non-GAAP operating income (trailing fiscal four quarters)	$627,016	$567,110
Income taxes on Non-GAAP operating income(1)	(151,129)	(121,307)

Non-GAAP operating income after taxes	$475,887	$445,803

Total invested capital comprising equity and borrowings, less surplus cash (last five quarters average)(2)	$2,854,262	$3,477,429
Tax effected impact of cumulative non-GAAP adjustments (last five quarters average)	139,978	104,360

Total Non-GAAP invested capital (last five quarters average)(2)	$2,994,240	$3,581,789
Adjusted ROIC	15.9%	12.4%

(1) Income taxes on GAAP operating income was calculated using the effective year-to-date tax rates during the respective periods. Income taxes on non-GAAP operating income was calculated by excluding the tax effect of taxable and deductible non-GAAP adjustments using the effective year-to-date tax rate during the respective periods.

(2) Invested capital for the fiscal quarters preceding the quarter ended February 28, 2021 are based on pro forma presentation to reflect the separation of the Company’s erstwhile Concentrix reportable segment into an independent public company on December 1, 2020.

Debt to Adjusted EBITDA leverage ratio

		February 28, 2021	February 29, 2020
Total borrowings, excluding book overdraft(1)	(a)	$1,631,721	$1,648,255
Less: cash and cash equivalents(1)	(b)	1,443,748	207,586

Net debt	(c)=(a)-(b)	$187,973	$1,440,669
Trailing four quarters Adjusted EBITDA	(d)	$651,560	$603,240

Debt to Adjusted EBITDA leverage ratio	(e)=(a)/(d)	2.5	2.7

Net debt to Adjusted EBITDA leverage ratio	(f)=(c)/(d)	0.3	2.4

(1) Borrowings and cash and cash equivalents as of February 29, 2020 are based on pro forma presentation to reflect the separation of the Company’s erstwhile Concentrix reportable segment into an independent public company on December 1, 2020.

SYNNEX Corporation

Calculation of Financial Metrics

(currency in thousands)

(Amounts may not add or compute due to rounding)

(continued)

Cash Conversion Cycle

		Three Months Ended
		February 28, 2021	February 29, 2020
Days sales outstanding
Revenue	(a)	$4,939,014	$4,081,024
Accounts receivable, net(1)	(b)	2,381,064	2,325,468

Days sales outstanding	(c) = (b)/((a)/the number of days during the period)	43	52

Days inventory outstanding
Cost of revenue	(d)	$4,634,447	$3,825,920
Inventories(1)	(e)	2,556,716	2,710,251

Days inventory outstanding	(f) = (e)/((d)/the number of days during the period)	50	64

Days payable outstanding
Cost of revenue	(g)	$4,634,447	$3,825,920
Accounts payable(1)	(h)	3,116,095	2,483,636

Days payable outstanding	(i) = (h)/((g)/the number of days during the period)	61	59

Cash conversion cycle	(j) = (c)+(f)-(i)	32	57

(1) Accounts receivable, inventories and accounts payable as of February 29, 2020 are based on pro forma presentation to reflect the separation of the Company’s erstwhile Concentrix reportable segment into an independent public company on December 1, 2020.